EXHIBIT 99.1

Tronc, Inc. Reports Second Quarter 2017 Results

CHICAGO, Aug. 02, 2017 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced financial results for the second quarter ended June 25, 2017.

Second Quarter 2017 Financial Summary and Highlights:

  Digital only subscribers were 220,000 in second quarter 2017, up 89% year-over-year
  Total revenues of $369.8 million, down 8.6% compared to second quarter 2016
  Total operating expenses decreased $38.8 million compared to second quarter 2016
  Net income was $6.8 million, or $0.21 per share, compared to $4.1 million, or $0.12 per share, in second quarter 2016
  Adjusted EBITDA was $44.0 million, up slightly from prior year quarter
  Cash on the balance sheet was $174.2 million providing substantial liquidity for the Company to execute its strategy in 2017 and beyond

“Our solid bottom line performance during the quarter reflects our continued efforts to manage the business more efficiently,” said tronc CEO Justin Dearborn.  “While we anticipate ongoing industry-level revenue challenges, we are optimistic about the Company's future and remain focused on continuing to execute our growth strategy.”

Second Quarter 2017 Results
Total revenues for second quarter 2017 decreased 8.6% to $369.8 million, compared to $404.5 million for second quarter 2016.  Second quarter 2017 advertising revenue was down 15% on a year-over-year basis, however, circulation revenue experienced an increase of 2% compared to same period of the prior year, with the majority of the growth attributed to digital only subscribers and the Los Angeles Times.

Total operating expenses, including depreciation and amortization, for second quarter 2017 were $351.3 million, down 10%, compared to $390.2 million for second quarter of 2016, reflecting continued cost reduction efforts.

Net income for second quarter 2017 was $6.8 million, or $0.21 per share, compared to $4.1 million, or $0.12 per share, for second quarter of 2016.  Adjusted EPS for second quarter 2017 was $0.36, up 3% on a year-over-year basis.

Adjusted EBITDA for second quarter 2017 was $44.0 million, compared to $43.5 million for second quarter 2016.

Net cash provided by operating activities was $24.4 million for second quarter 2017.  Capital expenditures totaled $5.0 million for the quarter.  Debt and pension liabilities were reduced by $7.9 million during the quarter, compared to first quarter 2017.  Cash balance grew to $174.2 million.

Segment Results
The Company operates in two segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local tronc websites, third party websites, mobile applications, digital only subscriptions, Tribune Content Agency, The Daily Meal and forsalebyowner.com.

Included in the tables below is segment reporting for troncM and troncX for the second quarters of 2017 and 2016. Second quarter 2017 troncM total revenues decreased 9% to $312.4 million, compared to second quarter 2016.  Advertising revenue declined by 17%, which was partially offset by a slight increase in circulation revenues.  Operating expenses declined by $25.7 million, or 8%, compared to the prior-year quarter, primarily due to decreases in compensation expense.  Income from operations for troncM was $21.8 million or a 22% decline from the prior-year quarter.  Adjusted EBITDA for troncM for the second quarter 2017 was $34.7 million, down 2% on a year-over-year basis.

Total revenues for troncX for the second quarter of 2017 were $58.2 million, down 5% from prior-year quarter.  Advertising revenues for troncX declined by 9%, while content revenues, which includes digital only subscriptions and content syndication, increased by 14.3%.  Income from operations for troncX was $8.4 million, an increase of 35% from the prior-year period. Adjusted EBITDA for second quarter 2017 was $12.9 million, up 21% compared to second quarter 2016.

Total second quarter 2017 average monthly unique visitors were 55 million, down 9% from the prior-year quarter, while digital only subscribers grew to 220,000, up 89% from the prior year and up 22% sequentially.

Other Activity
Subsequent to the end of the second quarter 2017, the Company sold all of its ownership interest in the CIPS Marketing Group.

2017 Outlook
2017 Full Year Guidance for total revenues has been confirmed as a range of $1.54 to $1.56 billion and adjusted EBITDA has been updated to a range of $189 to $195 million.

Conference Call Details
tronc will host a conference call to discuss the Company’s second quarter 2017 results at 5 p.m. Eastern Time (4 p.m. Central Time) on Wednesday, August 2, 2017.  The conference call may be accessed via tronc’s Investor Relations website at investor.tronc.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 56167153.  An archived version of the webcast will also be available for one year on the tronc website.  To access the replay via telephone, available until August 9, 2017, dial 855.859.2056 (404.537.3406 for international callers), conference ID 56167153.

Non-GAAP Financial Information
To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt may vary from that of others in the Company’s industry.  Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's business transformation strategy and 2017 guidance. Words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions generally identify forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some cases are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; the Company's ability to develop and grow its online businesses; changes in newsprint price; the Company's ability to maintain effective internal control over financial reporting; concentration of stock ownership among the Company's principal stockholders whose interests may differ from those of other stockholders; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, tronc operates newsrooms in nine markets with titles including the Chicago Tribune, Los Angeles Times, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Newport News, Virginia’s Daily Press, Allentown, Pennsylvania's The Morning Call, Hartford Courant, and The San Diego Union-Tribune.  Our legacy of brands has earned a combined 94 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.

Our brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Exhibits:
Condensed Consolidated Statements of Loss
Segment Income and Expenses
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted EBITDA and AEBITDA Margin
Non-GAAP Reconciliations – Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations – Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS
Non-GAAP Reconciliations – Total Debt to Net Debt

(TRNC-F)

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016

Operating revenues	$369,791	$404,501	$735,907	$802,720

Operating expenses	351,325	390,169	704,941	792,293

Income from operations	18,466	14,332	30,966	10,427

Interest expense, net	(6,404)	(6,699)	(12,881)	(13,443)
Premium on stock buyback	—	—	(6,031)	—
Loss on equity investments, net	(584)	(168)	(1,272)	(297)
Reorganization items, net	—	(49)	—	(143)
Income (loss) before income taxes	11,478	7,416	10,782	(3,456)
Income tax expense (benefit)	4,637	3,360	6,930	(1,049)

Net income (loss)	$6,841	$4,056	$3,852	$(2,407)

Net income (loss) per common share:
Basic	$0.21	$0.12	$0.11	$(0.08)
Diluted	$0.21	$0.12	$0.11	$(0.08)

Weighted average shares outstanding:
Basic	32,825	32,975	34,566	31,155
Diluted	33,029	33,028	34,794	31,155

The tables below show the segmentation of income and expenses for the three and six months ended June 25, 2017 as compared to the three and six months ended June 26, 2016.

	Three Months Ended
	troncM		troncX		Corporate and Eliminations		Consolidated
	Jun 25, 2017	Jun 26, 2016	Jun 25, 2017	Jun 26, 2016	Jun 25, 2017	Jun 26, 2016	Jun 25, 2017	Jun 26, 2016
Total revenues	$312,438	$344,370	$58,242	$61,531	$(889)	$(1,400)	$369,791	$404,501
Operating expenses	290,680	316,367	49,838	55,306	10,807	18,496	351,325	390,169
Income from operations	21,758	28,003	8,404	6,225	(11,696)	(19,896)	18,466	14,332
Depreciation and amortization	6,888	5,562	3,579	2,803	4,193	5,935	14,660	14,300
Adjustments (1)	6,028	1,664	938	1,695	3,935	11,519	10,901	14,878
Adjusted EBITDA (2)	$34,674	$35,229	$12,921	$10,723	$(3,568)	$(2,442)	$44,027	$43,510

	Six Months Ended
	troncM		troncX		Corporate and Eliminations		Consolidated
	Jun 25, 2017	Jun 26, 2016	Jun 25, 2017	Jun 26, 2016	Jun 25, 2017	Jun 26, 2016	Jun 25, 2017	Jun 26, 2016
Total revenues	$623,950	$687,432	$113,681	$118,791	$(1,724)	$(3,503)	$735,907	$802,720
Operating expenses	582,439	639,251	101,128	106,919	21,374	46,123	704,941	792,293
Income from operations	41,511	48,181	12,553	11,872	(23,098)	(49,626)	30,966	10,427
Depreciation and amortization	12,595	11,311	6,816	5,633	8,427	11,480	27,838	28,424
Adjustments (1)	9,441	4,973	2,135	2,045	7,756	31,269	19,332	38,287
Adjusted EBITDA (2)	$63,547	$64,465	$21,504	$19,550	$(6,915)	$(6,877)	$78,136	$77,138

(1)  See reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information on adjustments.

(2)  Adjusted EBITDA is a non-GAAP measure.  See Reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information.

troncM

	Three Months Ended			Six Months Ended
	June 25, 2017	June 26, 2016	% Change	June 25, 2017	June 26, 2016	% Change
Operating revenues:
Advertising	$140,902	$169,751	(17.0%)	$283,452	$338,720	(16.3%)
Circulation	120,755	120,231	0.4%	240,377	239,736	0.3%
Other	50,781	54,388	(6.6%)	100,121	108,976	(8.1%)
Total revenues	312,438	344,370	(9.3%)	623,950	687,432	(9.2%)
Operating expenses	290,680	316,367	(8.1%)	582,439	639,251	(8.9%)
Income from operations	21,758	28,003	(22.3%)	41,511	48,181	(13.8%)
Depreciation and amortization	6,888	5,562	23.8%	12,595	11,311	11.4%
Adjustments (1)	6,028	1,664	*	9,441	4,973	89.8%
Adjusted EBITDA (2)	$34,674	$35,229	(1.6%)	$63,547	$64,465	(1.4%)

* Represents positive or negative change in excess of 100%

(1)  See reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information on adjustments.

(2)  Adjusted EBITDA is a non-GAAP measure.  See Reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information.

troncX

	Three Months Ended			Six Months Ended
	June 25, 2017	June 26, 2016	% Change	June 25, 2017	June 26, 2016	% Change
Operating revenues:
Advertising	$47,481	$52,117	(8.9%)	$92,318	$99,096	(6.8%)
Content	10,761	9,414	14.3%	21,363	19,695	8.5%
Total revenues	58,242	61,531	(5.3%)	113,681	118,791	(4.3%)
Operating expenses	49,838	55,306	(9.9%)	101,128	106,919	(5.4%)
Income from operations	8,404	6,225	35.0%	12,553	11,872	5.7%
Depreciation and amortization	3,579	2,803	27.7%	6,816	5,633	21.0%
Adjustments (1)	938	1,695	(44.7%)	2,135	2,045	4.4%
Adjusted EBITDA (2)	$12,921	$10,723	20.5%	$21,504	$19,550	10.0%

* Represents positive or negative change in excess of 100%

(1)  See reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information on adjustments.

(2)  Adjusted EBITDA is a non-GAAP measure.  See Reconciliation of Net  Income (Loss) to Adjusted EBITDA for additional information.

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 25, 2017	December 25, 2016
Assets
Current Assets:
Cash	$174,200	$198,349
Accounts receivable	159,230	195,519
Inventories	6,719	10,950
Prepaid expenses and other	17,683	18,863
Total current assets	357,832	423,681
Net Properties, Plant and Equipment	60,465	67,866
Other Assets
Goodwill	122,631	122,469
Intangible assets, net	127,003	132,161
Software, net	49,683	54,565
Other long-term assets	78,077	88,024
Total other assets	377,394	397,219
Total assets	$795,691	$888,766
Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,845	$21,617
Accounts payable	62,456	70,148
Other	143,861	173,122
Total current liabilities	228,162	264,887
Non-Current Liabilities
Long-term debt	340,109	349,128
Other non-current liabilities	162,570	166,870
Total non-current liabilities	502,679	515,998
Equity
Total stockholders' equity	64,850	107,881
Total liabilities and equity	$795,691	$888,766

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA and AEBITDA Margin:

	Three months ended			Six months ended
	June 25, 2017	June 26, 2016	% Change	June 25, 2017	June 26, 2016	% Change

Net income (loss)	$6,841	$4,056	68.7%	$3,852	$(2,407)	*

Income tax expense (benefit)	4,637	3,360	38.0%	6,930	(1,049)	*
Interest expense, net	6,404	6,699	(4.4)%	12,881	13,443	(4.2%)
Premium on stock buyback	—	—	*	6,031	—	*
Loss on equity investments, net	584	168	*	1,272	297	*
Reorganization items, net	—	49	*	—	143	*

Income from operations	18,466	14,332	28.8%	30,966	10,427	*

Depreciation and amortization	14,660	14,300	2.5%	27,838	28,424	(2.1%)
Restructuring and transaction costs(1)	8,232	9,114	(9.7%)	14,554	23,100	(37.0%)
Stock-based compensation	2,537	2,200	15.3%	4,397	3,819	15.1%
Employee voluntary separation program	132	3,564	(96.3%)	381	11,368	(96.6%)

Adjusted EBITDA	$44,027	$43,510	1.2%	$78,136	$77,138	1.3%

Revenue	$369,791	$404,501		$735,907	$802,720
Net Income (Loss) Margin	1.8%	1.0%		0.5%	(0.3%)
AEBITDA Margin	11.9%	10.8%		10.6%	9.6%

Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance and IT outsourcing costs, and transaction costs related to completed and potential acquisitions.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, net income attributable to non-controlling interests, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, premium on stock buyback and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs).  AEBITDA Margin is defined as Adjusted EBITDA divided by Revenue.  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA and AEBITDA Margin may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA and AEBITDA Margin should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended June 25, 2017			Three Months Ended June 26, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$126,897	$(6,845)	$120,052	$150,493	$(11,725)	$138,768
Newsprint and ink	22,848	—	22,848	26,095	—	26,095
Outside services	114,879	(1,732)	113,147	122,964	(2,703)	120,261
Other	72,041	(2,324)	69,717	76,317	(450)	75,867
Depreciation and amortization	14,660	(14,660)	—	14,300	(14,300)	—

Total operating expenses	$351,325	$(25,561)	$325,764	$390,169	$(29,178)	$360,991

	Six Months Ended June 25, 2017			Six Months Ended June 26, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$259,614	$(11,174)	$248,440	$312,593	$(28,151)	$284,442
Newsprint and ink	46,372	—	46,372	52,073	—	52,073
Outside services	229,189	(3,623)	225,566	250,673	(9,264)	241,409
Other	141,928	(4,535)	137,393	148,530	(872)	147,658
Depreciation and amortization	27,838	(27,838)	—	28,424	(28,424)	—

Total operating expenses	$704,941	$(47,170)	$657,771	$792,293	$(66,711)	$725,582

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	June 25, 2017		June 26, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income - GAAP	$6,841	$0.21	$4,056	$0.12

Premium on stock buyback	—	—	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	4,939	0.15	5,468	0.17
Employee voluntary separation program	79	—	2,138	0.06

Adjusted net income - Non-GAAP	$11,859	$0.36	$11,662	$0.35

	Six months ended
	June 25, 2017		June 26, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$3,852	$0.11	$(2,407)	$(0.08)

Premium on stock buyback	6,031	0.16	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	8,732	0.25	13,860	0.44
Employee voluntary separation program	229	0.01	6,821	0.22

Adjusted net income - Non-GAAP	$18,844	$0.54	$18,274	$0.59

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income is defined as Net income - GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes and premium on stock buyback.

Adjusted Diluted EPS computes Adjusted Net Income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net Income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Debt to Net Debt:

	As of
	June 25, 2017	December 25, 2016	% Change

Current portion of long-term debt	$21,845	$21,617	1.1%
Long-term debt	340,109	349,128	(2.6%)
Total debt	361,954	370,745	(2.4%)
Less: Cash	174,200	198,349	(12.2%)
Net debt	$187,754	$172,396	8.9%

Net Debt

Net Debt is defined as Total Debt less Cash.  The Company's management believes that the presentation of Net Debt provides useful information to investors as management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Investor Relations Contact:
Aaron Miles
tronc Investor Relations
312.222.4345
amiles@tronc.com

Media Contact:
Marisa Kollias
tronc Corporate Communications
312.222.3308
mkollias@tronc.com